AMENDMENT TO STOCKHOLDER RIGHTS AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into as of the 4th day of December, 2006, by and between eXegenics, Inc., a Delaware corporation (the “Company”) and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

RECITALS

A. The Company and the Rights Agent are parties to a Rights Agreement dated as of June 9, 2003, as amended on July 15, 2003 (the “Rights Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

B. The Company and certain investors named therein (the “Investors”) have entered into a Stock Purchase Agreement dated as of August 14, 2006 (the “Stock Purchase Agreement”), pursuant to which the Company will issue shares of its common stock to the Investors, which shares will represent upon issuance on a fully diluted basis fifty one percent (51%) of the issued and outstanding shares of common stock of the Company (the “Stock Sale Transaction”).

C. On November 13, 2006, the Board of Directors of the Company determined it is in the best interest of the Company’s stockholders to amend the Rights Agreement to render the Rights inapplicable to the Stock Sale Transaction or any of the other transactions contemplated by the Stock Purchase Agreement, including without limitation the issuance of shares to the Investors; and

D.  The Company desires to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement.

Accordingly, the parties agree that:

1. Amendment to Definition of “Acquiring Person” set forth in Section 1(a). The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended by adding the following additional paragraph at the end of Section 1(a):

“Notwithstanding anything in this Agreement that might otherwise be deemed to be contrary, no Person will become an Acquiring Person solely by reason of the execution, delivery, amendment, supplement or performance of the Stock Purchase Agreement, dated as of August 14, 2006, as the same may be amended from time to time (the “Stock Purchase Agreement”) between the Company and those investors listed in Exhibit A to the Stock Purchase Agreement, or their respective successors or assigns (the “Investors”), or the execution, delivery, amendment, supplement or performance of any other agreement contemplated by the Stock Purchase Agreement (the “Ancillary Agreements”); provided that any Person who (X) would be an Acquiring Person but for this sentence, and (Y) prior to the closing of the transaction contemplated by the Stock Purchase Agreement becomes the Beneficial Owner of any shares of Common Stock other than as contemplated by the Stock Purchase Agreement shall be deemed an “Acquiring Person.”

2. Amendment to definition of “Stock Acquisition Date” set forth in Section 1(jj). The definition of “Stock Acquisition Date” set forth in Section 1(jj) of the Rights Agreement is hereby amended by adding the following new paragraph at the end of Section 1(jj):

”Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely by reason of (i) the execution, delivery, amendment, supplement or performance of the Stock Purchase Agreement or the execution, delivery, amendment, supplement or performance of any of the Ancillary Agreements, (ii) the consummation of the transactions contemplated by the Stock Purchase Agreement or the Ancillary Agreements, or (iii) any public announcement of the execution, delivery, amendment, supplement or performance of the Stock Purchase Agreement or the Ancillary Agreements.”

3. Amendment to definition of “Triggering Event” set forth in Section 1(nn). The definition of “Triggering Event” set forth in Section 1(nn) of the Rights Agreement is hereby amended by adding the following new paragraph at the end of Section 1(nn):

”Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, a Triggering Event shall not be deemed to have occurred solely by reason of (i) the execution, delivery, amendment, supplement or performance of the Stock Purchase Agreement or the execution, delivery, amendment, supplement or performance of any of the Ancillary Agreements, (ii) the consummation of the transactions contemplated by the Stock Purchase Agreement or the Ancillary Agreements, or (iii) any public announcement of the execution, delivery, amendment, supplement or performance of the Stock Purchase Agreement or the Ancillary Agreements.”

4. Amendment to Section 3(a) “Issue of Rights Certificates.” Section 3(a) of the Rights Agreement is hereby amended by adding the following new paragraph at the end of Section 3(a):

”Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, a Distribution Date shall not be deemed to have occurred solely by reason of (i) the execution, delivery, amendment, supplement or performance of the Stock Purchase Agreement or the execution, delivery, amendment, supplement or performance of any of the Ancillary Agreements, (ii) the consummation of the transactions contemplated by the Stock Purchase Agreement or the Ancillary Agreements, or (iii) any public announcement of the execution, delivery, amendment, supplement or performance of the Stock Purchase Agreement or the Ancillary Agreements.”

5. Miscellaneous. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected by this Amendment. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number or counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Stockholder Rights Agreement to be executed and attested, all as of the day and year first above written.

EXEGENICS, INC.

By:	/s/ John A. Paganelli
Name: John A. Paganelli
Title: Chairman and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President